SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 13, 2004
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-23434                         11-2230715
      --------                       -------                         ----------
      (State or other              (Commission File Number)       (IRS Employer
       jurisdiction of incorporation)                     Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (631) 436-7100
                         (Registrant's telephone number,
                              including area code)


                                Page 1 of 2 Pages


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Section 3 SECURITIES  AND TRADING  MARKETS  Item 3.01(a)  NOTICE OF DELISTING OR
FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD

         On September 13, 2004, Hirsch International Corp. (the "Company") received notice from the NASDAQ Stock Market ("NASDAQ") that it did not comply with the independent director and audit committee requirements for continued inclusion set forth in Marketplace Rule 4350-1 because it had not, as a result of vacancy, appointed or identified a third independent director to serve on its board of directors and audit committee, and as a result thereof, the Company's securities would be delisted from the NASDAQ Stock Market at the opening of business on September 22, 2004.

         The Company intends to appeal the determination of the NASDAQ staff, which would stay the delisting of the Company's securities pending the determination of the appeal. The Company has appointed an individual who qualifies as an independent director under applicable NASDAQ guidelines to serve on the board of directors and on the audit committee. This appointment will become effective pending final approval from NASDAQ.



                                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      HIRSCH INTERNATIONAL CORP.

                                                      By: /s/Beverly Eichel
                                                      ---------------------
                                                      Beverly Eichel
                                                      Vice President - Finance,
                                                      Chief Financial Officer
                                                               and Secretary

Dated:  September 17, 2004